                                                                   EXHIBIT 15(j)




                                AMENDMENT  NO. 1

                            MASTER DISTRIBUTION PLAN


         The Master Distribution Plan (the 'Plan'), pursuant to Rule 12b-1 of Short-Term Investments Trust, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:


                                 "APPENDIX A TO

                            MASTER DISTRIBUTION PLAN

                                       OF

                          SHORT-TERM INVESTMENTS TRUST

         The Trust shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Class as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Class to the average daily net asset value of the Class for the plan year, computed in a manner used for the determination of the offering price of shares of the Class.


TREASURY PORTFOLIO                                            ANNUAL RATE
------------------                                            -----------
Personal Investment Class                                         0.75%

Private Investment Class                                          0.50%

Cash Management Class                                             0.10%

TREASURY TAXADVANTAGE PORTFOLIO                               ANNUAL RATE
-------------------------------                               -----------
Private Investment Class                                          0.50%




__________________________________

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class. The amount of the Distribution Fee is subject to any applicable limitations imposed from time to time by applicable Rules of the National Association of Securities Dealers, Inc."

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.



Dated: December 8, 1994


                                                    SHORT-TERM INVESTMENTS TRUST



 Attest: /s/ STEPHEN I. WINER                      By: /s/ ROBERT H. GRAHAM
            Assistant Secretary                               President



(SEAL)